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                                                                   EXHIBIT 10.38


                                                                        12.10.99



                          STRATEGIC MARKETING AGREEMENT

         THIS STRATEGIC MARKETING AGREEMENT (this "Agreement"), dated as of December 20, 1999, is being entered into by and between Warner Music Group Inc., a Delaware corporation ("Group") and ARTISTdirect, Inc., a Delaware corporation ("Company"), in light of the following:

         Whereas, as of the date hereof, Group (together with its Affiliates) is a significant company in the music industry;

         Whereas, there are synergies between Group's business and that of Company;

         Whereas, Time Warner Inc. (of which Group is an Affiliate) has become a significant equity owner in Company, and

         Whereas, in connection with the foregoing, Group and Company deem it to be in their respective best interests to set forth certain understandings between them with respect to strategic marketing and other commitments which each believes will advantage its business.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and obligations hereinafter set forth, Company and Group hereby agree as follows.

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Affiliate" of an entity shall mean another entity controlled by, under common control with, or controlling such entity.

                  (b) "Commencement Date" shall have the meaning set forth in paragraph 2 below.

                  (c) "Company Contact Person" shall have the meaning set forth in paragraph 4(c) below.

                  (d) "Group Artist" is a recording artist who is then subject to an exclusive recording agreement with an Affiliate of Group.

                  (e) "Group Contact Person" shall have the meaning set forth in paragraph 3(b) below.

                  (f) "Term" shall have the meaning set forth in paragraph 2 below.

         2. Term. The term of this Agreement (the "Term") shall commence on the date of this Agreement (the "Commencement Date") and end on the earlier of (i) the second anniversary of the Commencement Date and (ii) the termination of the Agreement pursuant to paragraph 6 below.


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         3. Group Obligations.

                  (a) Search Engine. Commencing with Group's new web architecture, currently expected to be launched in mid-2000, Group shall make, and cause its US-based Affiliates to make, the UBL.com search engine the preferred non-commerce music search engine on the web sites of such Affiliates. Such search engine shall be incorporated so as to permit vistors to such sites to access the UBL.com's searchable database of bands, record labels, concerts, tour information, ticket sales and such other information as may be part of such database, and the search results shall appear on the Company's UBL.com site as described in paragraph 4(b) below.

                  (b) Group Contact Person. Group shall promptly after the execution hereof appoint (and shall maintain throughout the Term) one person to be the primary contact person on behalf of Group and its Affiliates (the "Group Contact Person"), which person may change from time to time as designated by Group in its sole discretion. The Group Contact Person shall coordinate with the Company Contact Person with respect to all operational and similar purposes under this Agreement.

         4. Company Obligations.

                  (a) Site Links. During the Term, Company agrees that, with respect to all searches relating to Group Artists by means of UBL.com's search engine, Group and its Affiliates' websites relating to such artists shall be listed first and shall otherwise be highlighted for maximum impact on the user.

                  (b) Certain Elements of Search Design. Company agrees that all searches initiated from any of Group's or its Affiliates' websites shall result in a new window which shall: (i) contain the search results of UBL.com hosted by Company; (ii) contain a co-branded logo of either Group or its Affiliates, as applicable and UBL.com's logos; (iii) contain ad banner(s) which shall be solely controlled by Group or its Affiliates, as applicable and all income from which shall belong to Group or its Affiliates, as applicable; and (iv) contain an easily identifiable back path to Group or its Affiliates' webpage, as applicable, from which such search was initiated. Company hereby warrants and represents that Group and its Affiliates, as applicable, shall be able to update the specific ads to be included among the ad banners referred to in the previous sentence no less frequently than [***]* and that such banners shall be able to "rotate" no less frequently than [***]*.

                  (c) Company Contact Person. Company shall promptly after the execution hereof appoint (and shall maintain throughout the Term) one person to be the primary contact person on behalf of Company and its Affiliates (the "Company Contact Person"), which person may change from time to time as designated by Company in its sole discretion. The Company Contact Person shall coordinate with the Group Contact Person with respect to all operational and similar purposes under this Agreement.

                  (d) [***]*


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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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         5. Other Cross-Marketing and Promotion. References are made to the
Internet Video License Agreement, the Webcasting Transmission License Agreement and the Audio Sample License Agreement, each between Group and Company and of even date herewith. At the request of either party hereto, the parties shall discuss in good faith entering into further arrangements on a case-by-case basis for the licensing of other material owned or controlled by Group or an Affiliate thereof and in connection with the specific promotions of Group Artists conducted by Company or its Affiliates on the web sites operated by Company or an Affiliate thereof.

         6. Termination for Breach. Without waiving any right or remedy otherwise available to a party hereunder, either party hereto may terminate the Term due to the material breach of this Agreement by the other party or its Affiliates, subject to notice and a reasonable period to cure (not to exceed thirty days), or on the occurrence of an insolvency event with respect to the other party.

         7. Miscellaneous.

                  (a) Counterparts; Facsimile Signatures. This Agreement may be signed in multiple counterparts. Each counterpart will be considered an original, but all of them in the aggregate shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person.

                  (b) Successors and Assigns. This Agreement may be assigned to any Affiliate of the assigning party or to any person or entity who purchases all of substantially all of the stock or assets of the assigning party, provided that the assigning party shall remain primarily liable under this Agreement for its obligations hereunder. In all other respects, this Agreement shall not be assigned, in whole or in part, whether voluntarily or by operation of law, without the consent of the other party hereto, and any such purported assignment shall be deemed null and void and without force or effect.

                  (c) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior letters of intent, agreements and understandings between the parties with respect to the subject matter hereof.

                  (d) Amendments. This Agreement may be amended, modified or supplemented only in a writing executed by each of the parties hereto.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first class mail or overnight courier, shall be deemed given on the date received, if delivered by hand or courier, and four days after deposit into the United States mail, if mailed, and shall be delivered to the addresses for notice indicated on the signature pages hereof, or at such other addresses as a party may hereafter designate by notice delivered pursuant to this paragraph 7(e).

                  (f) Relationship of the Parties. Notwithstanding any other relationship between the parties hereto, or between or among them and their respective Affiliates, nothing herein shall be deemed to constitute the parties a partnership or joint venture.



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                  (g) Governing Law. This Agreement and all matters or issues related thereto or arising hereunder shall be governed by the laws of the State of California without regard to the application of principles of conflicts of laws.

                  (h) Headings and Examples. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof. Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ARTISTdirect, INC.                           WARNER MUSIC GROUP INC.

By: /s/ MARC P. GEIGER                       By: /s/ PAUL VIDICH
   ------------------------------               ---------------------------

       Marc P. Geiger                               Paul Vidich
       ARTISTdirect, Inc.                           Warner Music Group Inc.
       17835 Ventura Boulevard                      75 Rockefeller Plaza
       Suite 310                                    30th Floor
       Encino, CA 91316                             New York, New York 10019
       Attn: Chief Executive Officer

       With a copy to:                              With a copy to:

       Lenard & Gonzalez LLP                        Warner Music Group Inc.
       25th Floor                                   75 Rockefeller Plaza
       1900 Ave. Of the Stars                       30th Floor
       Los Angeles, CA 90067                        New York, New York 10019
       Attn: Allen D. Lenard                        Attn: EVP & General Counsel







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